Exhibit 99.1

Clearway Energy, Inc. Announces $100,000,000

At-The-Market (ATM) Equity Offering Program

PRINCETON, N.J.; August 6, 2025 — Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) (the “Company” or “Clearway Energy”), today announced a $100,000,000 At-The-Market (“ATM”) equity offering program and announced that it and Clearway Energy LLC entered into an Equity Distribution Agreement (the “Agreement”) with Morgan Stanley, BofA Securities, Citigroup, J.P. Morgan and Wells Fargo Securities (collectively, the “Agents”). Pursuant to the terms of the Agreement, the Company may offer and sell shares of the Company’s Class C common stock, par value $0.01 per share, from time to time through the Agents, as the Company’s sales agents for the offer and sale of the shares, up to an aggregate sales price of $100,000,000. Sales of the shares, if any, will principally be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise permitted by law.

The shares will be issued pursuant to a prospectus supplement, dated August 6, 2025, to the Company’s shelf registration statement on Form S-3 (File No. 333-273804), which became effective upon filing with the Securities and Exchange Commission in the United States on August 8, 2023. Copies of the prospectus supplement may be obtained from: Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department or email: dg.prospectus_requests@bofa.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146); J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: 212-214-5918). You may also obtain these documents free of charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

The Company intends to use the net proceeds from the sale of the shares for general corporate purposes, which may include the repayment or refinancing of indebtedness and the funding of working capital, capital expenditures, acquisitions and investments, and the Company may invest funds not required immediately for such purposes in marketable securities and short-term investments.

The shares that may be issued by the Company under the ATM program have been approved for listing on the New York Stock Exchange. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Clearway Energy

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the U.S. Our portfolio comprises approximately 12 GW of gross capacity in 27 states, including approximately 9.2 GW of wind, solar and battery energy storage systems and approximately 2.8 GW of dispatchable combustion-based power generation assets that provide critical grid reliability services. Through this environmentally-sound, diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “target,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the anticipated consummation of the transactions described above, the anticipated benefits, opportunities and results with respect to such transactions and the Company’s anticipated use of proceeds from the sale of shares under the ATM program.

Although the Company believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally, whether the Company will offer or sell shares under the ATM program and the anticipated use of proceeds.

Clearway Energy undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause Clearway Energy’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy’s future results included in Clearway Energy’s filings, or the filings of Clearway Energy LLC, with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

Investors:
Akil Marsh, 609-608-1500
investor.relations@clearwayenergy.com

Media:
Zadie Oleksiw, 202-836-5754
media@clearwayenergy.com

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